UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 16, 2016

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report amends the current report on Form 8-K of Crimson Wine Group, Ltd. (the “Company”) dated February 16, 2016 and filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2016 (the “Original Filing”) to disclose the compensation arrangements and summarize the severance agreement of Natasha Hayes (“Hayes”).  At the time of the Original Filing, the compensation arrangements and severance agreement for Hayes had not been finalized.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2016, the Company entered into a Severance Agreement and General Release of All Claims (the “Severance Agreement”) with Hayes, the Company’s former Vice President of Marketing, in connection with her departure from the Company.  Hayes’s last day of employment was February 17, 2016 (the “Termination Date”).  Pursuant to the terms of the Severance Agreement, Hayes will receive a severance package including, among other things: (i) payment of an amount equal to twenty (20) weeks of Hayes’s regular base salary in effect on the Termination Date, minus any required deductions, in equal installment payments beginning on the first regularly scheduled payroll date following the end of the revocation period, and continuing until the amount is paid in full and (ii) an additional lump sum amount of $48,600, minus any required deductions, payable within fifteen (15) days of the execution of the Severance Agreement with no revocation received.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(c) Exhibits:

Exhibit No.      Description

10.1	Severance Agreement and General Release of All Claims, dated February 16, 2016, between Crimson Wine Group, Ltd. and Natasha Hayes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 8, 2016

CRIMSON WINE GROUP, LTD.

By:  /s/ Patrick M. DeLong

Name:  Patrick M. DeLong

Title:  President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.      Description

10.1	Severance Agreement and General Release of All Claims, dated February 16, 2016, between Crimson Wine Group, Ltd. and Natasha Hayes